EXHIBIT 99.1

Edgewater Releases Final Q2 2008 Results

     Results Reflect Non-Cash Impairment Charge of $24.7 Million

       No Changes to Q2 Preliminary Revenue, Gross Profit and
                           Positive Cash Flows

WAKEFIELD, Mass. Aug. 18, 2008 (GLOBE NEWSWIRE) -- A technology management consulting firm specializing in providing premium IT services, Edgewater Technology, Inc. (Nasdaq:EDGW) (www.edgewater.com) ("Edgewater" or the "Company") today announced final financial results for its second quarter ended June 30, 2008, which reflect a $24.7 million non-cash impairment charge in connection with its previously announced review of the carrying value of its goodwill and other intangible assets.

 Second Quarter Results

  Financial results and utilization for the quarter ended June 30,
  2008:

 --  Total revenue increased 5.6% to $19.6 million compared to $18.6 million during the second quarter of 2007;

 --  Service revenue, which excludes software sales and reimbursed expenses, increased 10.8% to $18.1 million compared to $16.4 million during the second quarter of 2007;

 --  Gross profit was $7.6 million, or 39.0% of total revenue, compared to $7.6 million, or 40.7% of total revenue, during the second quarter of 2007;

 --  Gross profit margin related to service revenue was 41.9% compared to 44.9% during the second quarter of 2007;

 --  Utilization decreased to 76.6% compared to 82.8% during the second quarter of 2007;

 --  Net loss was $(20.1) million, or $(1.52) per diluted share, compared to net income of $1.0 million, or $0.08 per diluted share, during the second quarter of 2007;

 --  Cash Net (Loss) Income decreased to $(19.1) million, or $(1.45)
     per diluted share compared to $1.5 million, or $0.11 per diluted share, during the second quarter of 2007;

 --  EBITDA decreased to $(23.4) million, or $(1.77) per diluted share compared to $1.9 million, or $0.15 per diluted share, during the second quarter of 2007; and

 --  Cash flow provided by operating activities amounted to $3.6 million compared to cash flow provided by operating activities of
     $2.8 million during the second quarter of 2007.

 First Six Months of 2008

  Financial results and utilization for the six months ended June 30,
  2008:

 --  Total revenue increased 12.1% to $39.1 million compared to $34.9 million during the first six months of 2007;

 --  Service revenue, which excludes software sales and reimbursed expenses, increased 14.3% to $36.1 million compared to $31.6 million during the first six months of 2007;

 --  Gross profit increased 5.0% to $15.1 million, or 38.5% of total revenues, compared to $14.3 million, or 41.1% of total revenues during the first six months of 2007;

 --  Gross profit margin related to service revenue was 41.3% compared to 44.5% during the first six months of 2007;

 --  Utilization decreased to 76.9% compared to 82.2% during the first six months of 2007;

 --  Net loss was $(19.9) million, or $(1.51) per diluted share, compared to net income of $1.9 million, or $0.15 per diluted share during the first six months of 2007;

 --  Cash Net (Loss) Income decreased to $(17.9) million, or $(1.36)
     per diluted share, compared to $2.6 million, or $0.20 per diluted share, during the first six months of 2007;

 --  EBITDA decreased to $(22.2) million, or $(1.69) per diluted share, compared to $3.5 million, or $0.27 per diluted share, during the first six months of 2007; and

 --  Cash flow used in operating activities was ($0.1) million, compared to cash flow provided by operating activities of $1.6 million during the first six months of 2007.

Reconciliation Data

Final Versus Preliminary Reported Data. The final financial data reported in the preceding bullets are identical to the preliminary results reported in our press release dated July 30, 2008 except for the following:

                Three Months Ended           Six Months Ended
                  June 30, 2008                June 30, 2008
          ---------------------------  ---------------------------
          Preliminary(1)    Final(2)   Preliminary(1)    Final(2)
          --------------  -----------  --------------  -----------

 Net
  Income
  (Loss)        $    224     $(20,090)       $    427     $(19,887)
          ==============  ===========  ==============  ===========
 Cash Net
  Income
  (Loss)        $    897     $(19,091)       $  1,826     $(17,851)
          ==============  ===========  ==============  ===========
 Cash
  Earnings
  (Loss)
  Per
  Diluted
  Share         $   0.07     $  (1.45)       $   0.14     $  (1.36)
          ==============  ===========  ==============  ===========

 EBITDA         $  1,334     $(23,406)       $  2,547     $(22,193)
          ==============  ===========  ==============  ===========
 EBITDA
  Per
  Diluted
  Share         $   0.10     $  (1.77)       $   0.19     $  (1.69)
          ==============  ===========  ==============  ===========

 ---------
 (1) Data was reported on a preliminary basis subject to the completion of the impairment review, which was not complete as of July 30, 2008.
 (2) Data reported on August 18, 2008 on a final basis after the completion of the impairment review and the recording of a $24.7 million non-cash impairment charge.

Following the second quarter of 2008, the Company determined that it had identified an impairment triggering event that would require an interim impairment evaluation. The Company's preliminary second quarter results, announced on July 30, 2008, indicated that certain preliminary results (as noted above) were subject to adjustment in connection with the Company's completion of its impairment review. The Company initiated an interim review of the carrying value of goodwill and other intangible asset balances for possible impairment in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" ("SFAS No. 142") and SFAS No. 144, "Accounting for Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144"), respectively. Based upon the results of the impairment review, the Company recognized impairment charges of $23.5 million and $1.2 million during the three months ended June 30, 2008 related to goodwill and other intangible assets, respectively.

For further information concerning the impairment charge, please refer to our Quarterly Report on Form 10-Q for the period ended June 30, 2008 as filed with the SEC, including in particular: "Item 1 - Financial Statements - Notes to the Unaudited Condensed Consolidated Financial Statements - Note 8," "Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Overview; Factors Influencing Our Results of Operations" and " - Results for the Three and Six Months Ended June 30, 2008, Compared to Results for the Three and Six Months Ended June 30, 2007."

Non-GAAP Financial Measures. Cash Net (Loss) Income, Cash (Loss) Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Business Trends; Outlook

"Despite the general economic headwinds and volatility in the markets, Edgewater's core operations improved its cash flow, increased its cash position on the balance sheet, and began to gain traction in emerging technical consulting offerings such as data services, web analytics and internet commerce," commented Shirley Singleton, Edgewater's President and Chief Executive Officer.

"At the beginning of the year, we had predicted a shift in legacy technical assignments to a heavier mix of CPM engagements and new technical offerings, and that is indeed happening," continued Singleton. "While some of our technical consulting offerings were soft, we are beginning to see the sale of new offerings offset the pull back in long-time customer engagements as they themselves shift gears in this difficult environment.

"We finished the quarter just shy of the lower end of our target utilization range and invested heavily in retooling our technical workforce in order to redeploy them in the emerging technical areas. Sales showed significant improvement by quarter's end."

Singleton concluded, "The new technical offerings are gaining momentum, but to acknowledge this rapidly shifting business environment, the rate of the acceleration may not be enough to overcome the legacy softness as well as the traditional seasonality that we usually experience in Q3. For those reasons, we are guiding that service revenues will be flat to down in the third quarter as compared to the second quarter of 2008."

About Edgewater Technology, Inc.

Edgewater Technology, Inc. (Nasdaq:EDGW) is an innovative technology management consulting firm providing a synergistic blend of premium information technology ("IT") services primarily in the North American market. We provide a unique blend of premium IT services by leveraging our proven industry expertise in strategy, technology and corporate performance management. Headquartered in Wakefield, MA, we go to market by vertical industry and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3783

 Selected Financial Data:
                          EDGEWATER TECHNOLOGY, INC.
                     Consolidated Statements of Operations
                    (In thousands, except per share amounts)
                                  (Unaudited)

                             Three Months Ended   Six Months Ended
                             ------------------  ------------------
                             June 30,  June 30,  June 30,  June 30,
                               2008      2007      2008      2007
                             --------  --------  --------  --------
 Revenue:
  Service revenue            $ 18,134  $ 16,366  $ 36,095  $ 31,592
  Software                        247     1,456       702     1,831
  Reimbursable expenses         1,232       755     2,277     1,427
                             --------  --------  --------  --------
   Total revenue               19,613    18,577    39,074    34,850

 Cost of revenue:
  Project and personnel
   costs *                     10,533     9,010    21,184    17,540
  Software costs                  203     1,259       562     1,549
  Reimbursable expenses         1,232       755     2,277     1,427
                             --------  --------  --------  --------
   Total cost of revenue       11,968    11,024    24,023    20,516
                             --------  --------  --------  --------
   Gross profit                 7,645     7,553    15,051    14,334

 Selling, general and
   administrative *             6,311     5,628    12,504    10,788
 Depreciation and
   amortization                 1,036       568     2,081     1,135
 Impairment of goodwill and
   intangible assets           24,740        --    24,740        --
                             --------  --------  --------  --------
   Operating (loss) income    (24,442)    1,357   (24,274)    2,411

 Interest income and other,
  net                             106       401       316       808
                             --------  --------  --------  --------
 (Loss) income before income
   taxes                      (24,336)    1,758   (23,958)    3,219

 Income tax (benefit)
  provision                    (4,246)      712    (4,071)    1,336
                             --------  --------  --------  --------
   Net (loss) income         $(20,090) $  1,046  $(19,887) $  1,883
                             ========  ========  ========  ========

 BASIC (LOSS) EARNINGS PER
  SHARE:
  Basic (loss) earnings per
   share                     $  (1.52) $   0.09  $  (1.51) $   0.16
                             ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Basic         13,199    11,668    13,140    11,508
                             ========  ========  ========  ========

 DILUTED (LOSS) EARNINGS PER
  SHARE:
  Diluted (loss) earnings
   per share                 $  (1.52) $   0.08  $  (1.51) $   0.15
                             ========  ========  ========  ========
  Weighted Average Shares
   Outstanding - Diluted       13,199    13,119    13,140    12,919
                             ========  ========  ========  ========

 * - Amount of stock-based
      compensation expense
      included in each of
      the respective expense
      categories reported
      above:

  Cost of revenue - Project
   and personnel costs       $    129  $    125  $    239  $    202
  Selling, general and
   administrative Expenses        310       248       674       428
                             --------  --------  --------  --------
     Total                   $    439  $    373  $    913  $    630
                             ========  ========  ========  ========

Non-GAAP Financial Measures.

Edgewater views Cash Net (Loss) Income, Cash (Loss) Earnings per Diluted Share, EBITDA and EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe EBITDA-based measures are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing premium IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly or in part, period-to-period changes in our core operating results. We believe that EBITDA-based metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general and from period to period.

We believe the presentations of Cash Net (Loss) Income and Cash (Loss) Earnings per Diluted Share serve a similar purpose. Edgewater's management believes that cash performance is a significant driver of long-term share value and is used by investors to gauge our performance versus performance that is reported with this measure by certain of our peer companies. This measure in particular assists readers in further understanding our results of operations and trends from period-to-period by removing certain non-cash items that do not impact the cash flow performance of our premium IT services business.

As noted in the footnotes below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

                         EDGEWATER TECHNOLOGY, INC.
                Reconciliation of Non-GAAP Financial Measures
                   (In thousands, except per share amounts)
                                (Unaudited)

                            Three Months Ended   Six Months Ended
                            ------------------  ------------------
                            June 30,  June 30,  June 30,  June 30,
                              2008      2007      2008      2007
                            --------  --------  --------  --------

 Reconciliation of GAAP Net (Loss) Income to Cash Net (Loss) Income
 and Cash (Loss) Earnings Per Diluted Share (Non-GAAP):

 Reported GAAP Net (Loss)
  Income                    $(20,090) $  1,046  $(19,887) $  1,883
 Add: Amortization of
  Intangibles                    771       312     1,542       626
 Add: Stock-based
  Compensation                   439       373       913       630

 Less: Related Tax Effect       (211)     (277)     (419)     (521)
                            --------  --------  --------  --------
 Cash Net (Loss) Income(1)  $(19,091) $  1,454  $(17,851) $  2,618
                            ========  ========  ========  ========
 Cash (Loss) Earnings Per
  Diluted Share(1)          $  (1.45) $   0.11  $  (1.36) $   0.20
                            ========  ========  ========  ========

 Reconciliation of GAAP Net (Loss) Income, EBITDA and EBITDA Per
 Diluted Share (Non-GAAP):

 Reported GAAP Net (Loss)
  Income                    $(20,090) $  1,046  $(19,887) $  1,883
 Add: Income Tax Provision    (4,246)      712    (4,071)    1,336
 Add: Deprecation and
  Amortization Expense         1,036       568     2,081     1,135

 Less: Interest Income and
  Other, Net                    (106)     (401)     (316)     (808)
                            --------  --------  --------  --------
 EBITDA(2)                  $(23,406) $  1,925  $(22,193) $  3,546
                            ========  ========  ========  ========
 EBITDA per Diluted
  Share(2)                  $  (1.77) $   0.15  $  (1.69) $   0.27
                            ========  ========  ========  ========

 1 - Cash (Loss) Earnings per Diluted Share is a Non-GAAP
     performance measure and is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, GAAP Diluted (Loss) Earnings per Share. Cash
     (Loss) Earnings per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Cash (Loss) Earnings per Diluted Share is defined as Net (Loss) Income, plus Amortization of Intangibles and
     Stock-based Compensation, less related stock effect, divided by shares used in computing Diluted Net (Loss) Income per
     share.

 2 - EBITDA and EBITDA per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating (Loss) Income, GAAP Net (Loss)
     Income and Diluted Net (Loss) Income per Share. EBITDA and
     EBITDA per Diluted Share measures presented may not be
     comparable to similarly titled measures presented by other companies.

                          EDGEWATER TECHNOLOGY, INC.
                 Summary Consolidated Balance Sheet Information
                                 (In thousands)

                                          June 30,    December 31,
                                            2008          2007
                                         (Unaudited)   (Audited)
                                         -----------  -----------
 Assets

 Cash and marketable securities          $    22,845  $    22,775
 Accounts receivable, net                     16,758       15,791
 Deferred taxes, current                       2,240        2,240
 Prepaid expenses and other assets,
  current                                        909          893
                                         -----------  -----------
  Total current assets                        42,752       41,699
 Fixed assets, net                             4,404        4,749
 Deferred taxes, net                          24,405       20,015
 Goodwill and intangible assets, net          28,547       53,715
 Other assets                                     41           48
                                         -----------  -----------
  Total Assets                           $   100,149  $   120,226
                                         ===========  ===========

 Liabilities and Stockholders' Equity

 Accounts payable and accrued
  liabilities                            $     4,760  $     4,194
 Accrued payroll and related liabilities       4,564        6,749
 Deferred revenue and other liabilities          790          920
 Capital lease obligations, current              208          202
                                         -----------  -----------
  Total current liabilities                   10,322       12,065
 Capital lease obligations                       529          635
                                         -----------  -----------
  Total liabilities                           10,851       12,700
 Stockholders' Equity                         89,298      107,526
                                         -----------  -----------
  Total Liabilities and Stockholders'
   Equity                                $   100,149  $   120,226
                                         ===========  ===========

 Shares Outstanding                           13,444       13,297
                                         ===========  ===========

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to our results of operations, balance sheet data, 2008 business outlook, market trends and that service revenue will be flat to down in the third quarter.

The forward-looking statements in this press release and referred to elsewhere are related to future events, revenue or our strategies or future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "future," "forward," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "quality," "growth," "leader," "could," "expect," " intend," "plan," "planned" "expand," "focus," "build," "through," "strategy," "expiration," "provide," "offer," "maximize," "allow," "allowed," "represent," "commitment," "create," "implement," "result," "seeking," "increase," "add," "establish," "pursue," "feel," "work," "perform," "make," "continue," "can," "ongoing," "include" or the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments, which are believed to be reasonable as of the date of this press release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (2) failure to obtain new customers or retain significant existing customers, including large legacy customer engagements and the failure to generate new service revenue faster than revenue associated with completed engagements and legacy customer arrangements; (3) the loss of one or more key executives and/or employees; (4) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Corporate Performance Management ("CPM") solutions, custom development and system integration services and/or delays in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (5) adverse developments and volatility involving geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Item 2 - Management's Discussion and Analysis of Financial Condition and Results of Operations - Business Overview," (7) failure of our sales pipeline to be converted to billable work and recorded as revenue; (8) failure of the middle market and the needs of middle-market enterprises for business services to develop as anticipated; (9) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (10) failure to expand outsourcing services to generate additional revenue; (11) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carryforward under applicable tax laws; and/or (12) the failure of the marketplace to embrace CPM or BI services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business - Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2007 Annual Report on Form 10-K filed with the SEC on March 17, 2008. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Form 10-Q to conform such statements to actual results.

Use of Non-GAAP Financial Information:

The Company reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The presentation of this additional information is not meant to be considered in isolation or as a substitute for comparable amounts determined in accordance with generally accepted accounting principles in the United States. The Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. A reconciliation of EBITDA and EBITDA per Diluted Share to Net (Loss) Income and a reconciliation of Net (Loss) Income to Cash Net (Loss) Income and Cash (Loss) Earnings per Diluted Share are included in the unaudited consolidated statements of operations accompanying this release.

CONTACT:  Edgewater Technology, Inc.
          Kevin Rhodes, Chief Financial Officer
          Investor Relations
          Timothy R. Oakes
          (781) 246-3343
          ir@edgewater.com